EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Orbotech Ltd. of our report dated June 9, 2016 relating to the financial statements of SPTS Technologies Group Limited, which appears in Orbotech Ltd.’s Current Report on Form 6-K dated June 2016 and filed with the SEC on June 9, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel-Aviv, Israel June 9, 2016	Kesselman & Kesselman Certified Public Accountants (Isr.) A member of PricewaterhouseCoopers International Limited